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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                                    Percentage of Voting
                                                                                                     Securities Owned By
                                                                                                   Immediate Parent as of
                                                                                                      December 31, 2000
                                                                                                   ----------------------

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Consolidated subsidiaries of the Registrant
         (Jurisdiction of incorporation):
         Parker Drilling Company of Oklahoma, Inc. (Oklahoma)                                                100%
         Parker Technology, Inc. (Oklahoma) (1)                                                              100%
         Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) Texas) (2)                              100%
         Parker Drilling Company International Limited (Nevada) (3)                                          100%
         Parker Drilling Company of New Guinea, Inc. (Oklahoma)                                              100%
         Parker Drilling Company Limited (Nevada)                                                            100%
         Parker North America Operations, Inc. (Nevada) (4)                                                  100%
         Parker Drilling Offshore Corporation (formerly Hercules                                             100%
              Offshore Corporation) (Texas)                                                                  100%
         Parker Drilling Company (Bolivia) S.A. (Bolivia)                                                    100%
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Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.

     (1) Parker Technology, Inc. owns 100% of two subsidiary corporations, namely:
               Parco Masts and Substructures, Inc. (Oklahoma)
               Parker Valve Company (Texas)

     (2) Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns 100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company
            Eastern Hemisphere, Ltd. (Oklahoma).

     (3) Parker Drilling Company International Limited owns 100% of four subsidiary corporations, namely:
               Parker Drilling International of New Zealand Limited (New
                 Zealand)
               Choctaw International Rig Corp. (Nevada) (which owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma))
               Creek International Rig Corp. (Nevada) (which owns 100% of
                 Perforadora Ecuatoriana (Ecuador))

     (4)  Parker North America Operations, Inc. owns 100% of:
            Parker Drilling Company North America, Inc. (Nevada).
            Parker Drilling U.S.A. Ltd. (Nevada) which owns:
              Parker Drilling Offshore International, Inc. (Cayman Islands)-100%, which owns
                Parker Drilling Nigeria Ltd - 60%
              Mallard Drilling of South America, Inc.
              (Cayman Islands) - 100%
              Parker Drilling Offshore U.S.A., L.L.C. (formerly Mallard
                Bay Drilling L.L.C.) (Oklahoma) - 99%
              Quail Tools, L.L.P. (Oklahoma) - 99%
              Parker Technology, LLC (Louisiana) - 99%
            Parker Drilling Company Limited (Oklahoma) which owns 1% of:
              Parker Drilling Offshore U.S.A., L.L.C. (formerly Mallard Bay
                Drilling L.L.C.) (Oklahoma)
              Quail Tools, L.L.P. (Oklahoma)
              Parker Technology, LLC (Louisiana)